Exhibit 10.10

DIRECTOR AGREEMENT

THIS DIRECTOR AGREEMENT (this “Agreement”) is made effective as of _______ __, 2021 by and between Makara Strategic Acquisition Corp., a Delaware corporation, (the “Company”), and ______________ (“Director”).

WHEREAS, the Company seeks to attract and retain as directors, capable and qualified persons to serve on the Company’s board of directors (the “Board”); and

WHEREAS, the Company wishes to appoint the above-referenced individual to serve as a member of the Board, and the above-referenced individual is willing to serve as a member of the Board, on the terms and subject to the conditions contained herein.

NOW, THEREFORE, the parties agree as follows:

1. Service to the Board. Director will serve as a director of the Company in accordance with the bylaws of the Company and perform all duties as a director of the Company, including without limitation (1) attending meetings of the Board, (2) serving on such committees of the Board (each a “Committee”) to which Director has been appointed, (3) attending meetings of each Committee of which Director is a member, and (4) performing Director’s duties on behalf of the Company in good faith and in a manner that is not opposed to the best interests of the Company. In fulfilling his responsibilities as a director of the Company, Director agrees that he shall act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

2. Term. The term of this Agreement shall commence as of the date of Director’s appointment by the Board of Directors of the Company and shall continue until the Director’s removal or resignation (the “Term”). With or without cause, the Company and Director may each terminate this Agreement at any time upon ninety (90) days written notice, and the Company shall be obligated to pay to Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing Director with immediate effect at any time for any reason.

3. Compensation and Expenses.

(a)  Expenses. The Company will reimburse Director for all reasonable, out-of-pocket expenses, including airfare for board meetings, approved by the Company in advance, incurred in connection with the performance of Director’s duties under this Agreement, upon submission of receipts and a written request for payment. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

(b) Future Compensation and Benefits. The Board, with the compensation committee, reserves the right to determine the future compensation for services provided under this Agreement. The Board may from time to time authorize additional compensation and benefits for Director, including stock options, or other forms of equity compensation.

4. Independent Contractor. The Director’s status shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under this Agreement shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

5. Indemnification. As additional consideration for Director’s agreement to perform the duties outlined herein, Director shall be covered by the Company’s director and officer’s liability insurance policy or policies, in accordance with its or their terms, to the maximum extent provided by the Company’s Certificate of Incorporation and Bylaws, as those documents may be amended from time to time.

6. Director’s Representation and Acknowledgment. The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

7. Confidential Information.

(a) The Director acknowledges that the Company has trade, business and financial secrets and other confidential and proprietary information (collectively, the “Confidential Information”) which shall be provided to the Director during the Director’s employment by the Company. Confidential information includes, but is not limited to, sales materials, technical information, strategic information, business plans, processes and compilations of information, records, specifications and information concerning customers or venders, customer lists, and information regarding methods of doing business.

(b) The Director is aware of those policies implemented by the Company to keep its Confidential Information secret, including those policies limiting the disclosure of information on a need-to-know basis, requiring the labeling of documents as “confidential,” and requiring the keeping of information in secure areas. The Director acknowledges that the Confidential Information has been developed or acquired by the Company through the expenditure of substantial time, effort and money and provides the Company with an advantage over competitors who do not know or use such Confidential Information. The Director acknowledges that all such Confidential Information is the sole and exclusive property of the Company.

(c) During, and all times following, the Director’s employment by the Company, the Director shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any Confidential Information: except (i) to the extent authorized in writing by the Board; (ii) where such information is, at the time of disclosure by the Director, generally available to the public other than as a result of any direct or indirect act or omission of the Director in breach of this Agreement; or (iii) where the Director is compelled by legal process, other than to an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Director of his duties as an employee of the Company. The Director agrees to use reasonable efforts to give the Company notice of any and all attempts to compel disclosure of any Confidential Information, in such a manner so as to provide the Company with written notice at least five (5) days before disclosure or within one (1) business day after the Director is informed that such disclosure is being or will be compelled, whichever is earlier. Such written notice shall include a description of the information to be disclosed, the court, government agency, or other forum through which the disclosure is sought, and the date by which the information is to be disclosed, and shall contain a copy of the subpoena, order or other process used to compel disclosure.

(d) The Director will take all necessary precautions to prevent disclosure to any unauthorized individual or entity. The Director further agrees not to use, whether directly or indirectly, any Confidential Information for the benefit of any person, business, corporation, partnership, or any other entity other than the Company.

8. Non-Competition; Non-Solicitation.

(a) The Company acknowledges that the Director serves as a director in, or as an independent advisor to, other companies that may or may not be engaged in similar business or businesses than those carried-out by the Company. Notwithstanding the abovementioned, the Director will not engage during the Term of Non-Competition (as such term is defined below), in any business that is a direct competitor with the Company’s principal business, without first giving written notice to the Board of the Company of such potential engagement, nor solicit during the Term of Non-Solicitation (as such term is defined below) customers, suppliers or employees of the Company or its affiliates on behalf of a direct competitor with the Company’s principal business. The Director acknowledges that any material conflict of interest or potential material conflict of interest in connection with his position will be disclosed to the Company upon immediate discovery. The “Term of Non-Competition” and the “Term of Non-Solicitation” shall be defined as that term beginning on the Effective Date and continuing until the date that is the six-month-year anniversary of the termination of Director’s position.

(b) During the Term, neither the Director nor any of the Director’s affiliates may own an aggregate of more than 5.0% of the outstanding stock of any class of a Competing Business without the prior, written consent of the Company, which consent shall not be unreasonably withheld.

(c) The Director acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company and the confidentiality of its Confidential Information and to protect the other legitimate business interests of the Company. The Director further represents and acknowledges that (i) he or she has been advised by the Company to consult his or her own legal counsel in respect of this Agreement, and (ii) that he or she has had full opportunity, prior to executing this Agreement, to review thoroughly this Agreement with his or her counsel.

(d) If any court determines that any portion of this Section 8 is invalid or unenforceable, the remainder of this Section 8 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 8, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

(e) The Director’s covenant under this Section 8 of the Agreement shall be construed as an agreement independent of any other provision of this Agreement; and the existence of any claim or cause of action of Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this covenant.

9. Compliance with Company Policies. Director agrees to comply with any material Company policies, as may be adopted and amended from time to time, including, but not limited to, the Code of Ethics.

10. Amendments and Waiver. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both parties. No waiver of any provision of this Agreement on a particular occasion will be deemed or will constitute a waiver of that provision on a subsequent occasion or a waiver of any other provision of this Agreement.

11. Binding Effect. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

12. Severability. The provisions of this Agreement are severable, and any provision of this Agreement that is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable in any respect will not affect the validity or enforceability of any other provision of this Agreement.

13. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

14. Notice. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page below.

15. Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

16. Entire Agreement. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(Remainder of page left intentionally blank.)

IN WITNESS WHEREOF, the parties hereto have caused this Director Agreement to be duly executed and signed as of the day and year first above written.

MAKARA STRATEGIC ACQUISITION CORP.		Address:

By:		5 Independence Way, Suite 430

	Name:	Princeton, NJ 08540
Title:

DIRECTOR:		Address:

Name: